PARTICIPATION AGREEMENT 104 AMENDMENT NO. 2

          THIS PARTICIPATION AGREEMENT 104 AMENDMENT NO. 2 ("Amendment"), dated as of January 31, 1996, is among (a) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee"),
(b) GENERAL ELECTRIC COMPANY, a New York corporation, in its capacity as owner participant ("Owner Participant"), (c) WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, in its capacity as loan participant (the "Loan Participant"), (d) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (in its capacity as Owner Trustee, "Owner Trustee" or "Lessor," and in its individual capacity, "First Security") and (e) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee (in its capacity as Loan Trustee, "Loan Trustee" and in its individual capacity, "WTC") (Lessee, Owner Participant, Loan Participant, Owner Trustee and Loan Trustee collectively referred to herein as the "Transaction Participants").

                            RECITALS

          (A) The Transaction Participants are parties to that certain Participation Agreement 104, dated as of July 15, 1994, relating to that certain Boeing aircraft, which was previously amended by that certain Waiver, Consent and Amendment to Participation Agreement 104, dated as of December 22, 1995 (as so amended, the "Participation Agreement").

          (B) The parties wish to amend the Participation
Agreement as set forth below.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                            AGREEMENT

          A. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Participation
Agreement, as amended hereby.

          B. PARTICIPATION AGREEMENT AMENDMENTS. The parties agree that, effective as of the date hereof, the Participation
Agreement is hereby amended as follows:

          (1)  Amendment to Provisions Regarding Revocation of
Trust Agreement.

               The first sentence of Section 8.2.2(b) of the Participation Agreement is hereby amended by deleting it in its entirety and substituting the following new sentence in lieu thereof:

                    Notwithstanding Section 8.2.2(a), Owner
               Participant may at any time remove Owner Trustee pursuant to Section 9.1 of the Trust Agreement provided, however, that so long as any Pass Through Certificates are outstanding, the Owner Participant shall (i) give prior written notice of any such proposed removal to the nationally recognized rating agencies which have been requested by Lessee to rate, and are then rating, the Pass Through Certificates, and (ii) obtain written confirmation from such rating agencies prior to effecting any such proposed removal to the effect that such removal will not result in a withdrawal or downgrading of the ratings of the Pass Through Certificates.

          (2)  Amendment to Agreements Provisions.

               Section 8.7 of the Participation Agreement is hereby amended by adding the following new Section 8.7.17 immediately after Section 8.7.16 of the Participation
     Agreement:

                    The Owner Trustee agrees to reimburse Lessee
               promptly for any amounts paid as Supplemental Rent in excess of amounts owed by Lessee as Supplemental Rent if such excess Supplemental Rent is distributed to the Owner Trustee pursuant to
               Section 3.2(ninth) of the Intercreditor Agreement after Final Distributions (as such term is defined in the Intercreditor Agreement) have been made on all classes of the Pass Through Certificates and all other amounts due under the Intercreditor Agreement have been paid.

          (3)  Amendments to General Indemnity Provisions.

               (a)  Section 10.1.1(a) of the Participation
     Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.1(a) in lieu thereof:

                    The Operative Agreements, any Permitted
               Sublease, the Pass Through Trust Agreements, the Intercreditor Agreement and the Liquidity Facilities or the enforcement of any of the terms of any of the Operative Agreements, any Permitted Sublease, the Pass Through Trust Agreements, the Intercreditor Agreement and the Liquidity Facilities.

               (b)  Section 10.1.2(g) of the Participation
     Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.2(g) in lieu thereof:

                    Any Expense to the extent attributable to the
               incorrectness or breach of any representation or warranty of such Indemnitee or related Indemnitee contained in or made pursuant to any Operative Agreement, the Pass Through Trust Agreements, the Intercreditor Agreement or the Liquidity Facilities.

               (c)  Section 10.1.2(h) of the Participation
     Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.2(h) in lieu thereof:

                    Any Expense to the extent attributable to the
               failure by such Indemnitee or any related
               Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement, the Pass Through Trust Agreements, the Intercreditor Agreement or the Liquidity Facilities.

               (d)  Section 10.1.2(j) of the Participation
     Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 10.1.2(j) in lieu thereof:

                    (i) With respect to any Indemnitee (other
               than Loan Trustee), any Expense to the extent attributable to the failure of (X) the Loan Trustee to distribute funds received and distributable by it in accordance with the Trust Indenture or (Y) the Owner Trustee to distribute funds received and distributable by it in accordance with the Trust Agreement, (ii) with respect to any Indemnitee (other than the Subordination Agent), any Expense to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (iii) with respect to any Indemnitee (other than the Pass Through Trustees), any Expense to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements,
               (iv) with respect to Loan Trustee, any Expense to the extent attributable to the negligence or willful misconduct of Loan Trustee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (v) with respect to the Subordination Agent, any Expense to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, and (vi) with respect to the Pass Through Trustees, any Expense to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements.

          (4)  Amendments to Annex A.

               (a) Annex A to the Participation Agreement is hereby amended by replacing the definition of "Indemnitee" with the following new definition in lieu thereof:

                    "Indemnitee" means (i) First Security and
               Owner Trustee, (ii) WTC and Loan Trustee, (iii) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (iv) each Participant, (v) Owner Participant Parent (but only in its capacity as issuer of the Owner Participant Guaranty), (vi) the Trust Estate and the Trust Indenture Estate,
               (vii) the Subordination Agent, (viii) the
               Liquidity Provider, (ix) the Pass Through
               Trustees, (x) each Affiliate of the persons described in clauses (i) through (v), inclusive,
               (xi) each Affiliate of the persons described in clauses (vii), (viii) and (ix), (xii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vi) inclusive and in clause
               (x), (xiii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (vii), (viii), (ix) and (xi), (xiv) the successors and permitted assigns of the persons described in clauses (i) through (vi), inclusive, and in clauses (x) and
               (xii), and (xv) the successors and permitted assigns of the persons described in clauses (vii),
               (viii), (ix), (xi) and (xiii); provided that the persons described in clauses (vii), (viii), (ix),
               (xi), (xiii) and (xv) are Indemnitees only for purposes of Section 10.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Owner Participant Parent, Loan Participant or Certificate Holder.

               (b) Annex A to the Participation Agreement is hereby further amended by inserting the following new definitions after the definition "Independent Tax Counsel" and before the definition "Interim Lease Term":

                    "Intercreditor Agreement" means that certain
               Intercreditor Agreement among the Pass Through
               Trustees, the Liquidity Provider and the Subordination Agent.

               (c) Annex A to the Participation Agreement is hereby further amended by inserting the following new definitions after the definition "Lien" and before the definition "Loan Certificate Register":

                    "Liquidity Facilities" means the three
               Revolving Credit Agreements between the
               Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

                    "Liquidity Provider" means Credit Suisse,
               acting through its New York Branch, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

               (d) Annex A to the Participation Agreement is hereby further amended by inserting the following new definition after the definition "Participation Agreement" and before the definition "Parts":

                    "Participation Purchase Agreement" means one
               or more participation purchase agreements between Lessee and the Liquidity Provider pursuant to which Lessee agrees, subject to the terms and conditions stated therein, to purchase participations in advances made by the Liquidity Provider under the Liquidity Facilities.

               (e) Annex A to the Participation Agreement is hereby further amended by inserting the following new definition after the definition "Stipulated Loss Value Date" and before the definition "Supplemental Rent":

                    "Subordination Agent" means Wilmington Trust
               Company, as subordination agent under the Intercreditor Agreement, or any successor thereto.

               (f) Annex A to the Participation Agreement is hereby further amended by replacing the definition of "Supplemental Rent" with the following new definition in lieu thereof:

                    "Supplemental Rent" means, without
               duplication (a) all Expenses, Transaction Expenses and all other amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under Section 10 of the Participation Agreement, (b) Lessee's pro rata share of the excess of (i) any amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder) and the related fee letter between the Subordination Agent as borrower and the Liquidity Provider and any amounts owed to the Liquidity Provider under each "Refunding Agreement" (as such term is defined in each of the Operative Leases), over (ii) any "Investment Earnings" on amounts on deposit in any "Cash Collateral Account" (as such terms are defined in the Intercreditor Agreement),
               (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, (d) Lessee's pro rata share of amounts owed to the Liquidity Provider pursuant to the Participation Purchase Agreement, which shall be paid directly to the Liquidity Provider, (e) Lessee's pro rata share of out-of-pocket costs, fees and expenses payable by Lessee under Section 12 of the Refunding Agreement (other than such costs, fees and expenses payable thereunder to Lessee's special New York counsel and Perkins
               Coie), and Lessee's pro rata share of
               underwriters' fees, discounts and commissions payable by Lessee under Section 3 of that certain Purchase Agreement dated as of January 24, 1996 among the Lessee and the initial purchasers party thereto and (f) Lessee's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in each of the Operative Leases).

               (5)  Amendment to Schedule 6.

               Schedule 6 to the Participation Agreement is hereby replaced in its entirety by revised Schedule 6 attached to this Amendment as Amended Schedule 6.

          C. ENTIRE AGREEMENT. This Amendment is intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto and supersedes any prior or contemporaneous agreements, whether oral or in writing with respect to the subject matter hereof.

          D. STATUS OF PARTICIPATION AGREEMENT. This Amendment shall be construed in connection with, and as a part of, the Participation Agreement. The terms, conditions, covenants, representations, agreements, rights, remedies, powers and privileges set forth in the Participation Agreement, as modified hereby, are hereby confirmed in all respects by the parties hereto and shall continue in full force and effect.

          E. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been executed on behalf of each of the parties as of the date first written above.

                              CONTINENTAL AIRLINES, INC.,
                                 Lessee


                              By:_____________________________
                                 Name:  Gerald Laderman
                                 Title:  Vice President



                              GENERAL ELECTRIC COMPANY
                                 Owner Participant


                              By:_____________________________
                                 Name:  Michael Kriedberg
                                 Title:  Attorney-in-Fact



                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION,
                                 not in its individual capacity,
                                 except as expressly provided
                                 herein, but solely as Owner
                                 Trustee, Owner Trustee


                              By:_____________________________
                                 Name:  Val T. Orton
                                 Title:  Vice President


                              WILMINGTON TRUST COMPANY,
                                 not in its individual capacity,
                                 except as expressly provided
                                 herein, but solely as Loan
                                 Trustee, Loan Trustee


                              By:_____________________________
                                 Name:  Bruce Bisson
                                 Title:  Vice President



                              WILMINGTON TRUST COMPANY,
                                 not in its individual capacity,
                                 but solely as Subordination
                                 Agent under the Intercreditor
                                 Agreement, Loan Participant


                              By:_____________________________
                                   Name:  W. Chris Sponenberg
                                   Title:  Financial Services
                                            Officer

                             AMENDED
                           SCHEDULE 6

Methodology and assumptions which form the basis for the pricing in the ABC file designated as cont-refi-104a.abc as in effect on the date hereof.






















Schedule 6 to Participation Agreement 104